UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 19, 2017

GREY CLOAK TECH INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-202542 (Commission File Number)	47-2594704 (I.R.S. Employer Identification No.)

10300 W. Charleston Las Vegas, NV 89135 (Address of principal executive offices) (zip code)

(702) 201-6450 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Termination of ShareRails, LLC and the Share Exchange Agreement

On March 31, 2017, Grey Cloak Tech Inc. (the “Company” also referred to herein as “us,” “we” and “our”), entered into a Share Exchange Agreement, as previously reported on our Current Report on Form 8-K filed on April 6, 2017, whereby ShareRails, LLC (“ShareRails’) was to become our wholly-owned subsidiary (the “Exchange”).

The Share Exchange Agreement provided us the ability to rescind the Share Exchange Agreement if the ShareRails members were unable to provide us, within 10 days of the Exchange, a consent signed by all the members of ShareRails whereby the members agree to participate in the Exchange and be bound by the Share Exchange Agreement. The ShareRails members failed to deliver this consent. Therefore, we elected to rescind the Share Exchange Agreement and terminate the Exchange.

On May 19, 2017, we entered into a Termination Agreement and Acknowledgement by and among the Company, ShareRails, Joseph Nejman, Dmitry Chourpo, Joseph Nejman, in his capacity as the “Selling Members’ Representative,” William Bossung, Fred Covely, Dimicho Pty. Ltd. and Covely Information Systems (the “Termination Agreement”). The Termination Agreement terminates the Share Exchange Agreement and rescinds the Exchange.

The Termination Agreement also rescinds the following agreements:

a.	Employment Agreement by and between the Buyer and William Bossung, dated March 31, 2017;
b.	Employment Agreement by and between the Buyer and Joseph Nejman, dated March 31, 2017;
c.	Development Services Agreement by and between the Buyer and Covely Information Systems, dated March 31, 2017;
d.	Development Services Agreement by and between the Buyer and Dimicho Pty. Ltd., dated March 31, 2017;
e.	Shareholders Agreement by and between the Buyer, Covely, Bossung, Nejman and Chourpo, dated March 31, 2017;
f.	Amended and Restated Limited Liability Company Operating Agreement of ShareRails, LLC, dated March 31, 2017;
g.	Exchange Agreement by and between the Buyer and Bossung, dated March 31, 2017;
h.	Exchange Agreement by and between the Buyer and Covely, dated March 31, 2017;
i.	Exchange Agreement by and between the Buyer and Chourpo, dated March 31, 2017; and
j.	Exchange Agreement by and between the Buyer and Nejman, dated March 31, 2017.

Reference is made to the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Convertible Promissory Note

On May 19, 2017, in connection with the Termination Agreement, ShareRails issued a convertible promissory note, in the principal amount of $100,000 (the “Note”). Pursuant to the Note, ShareRails will repay funds advanced, or to be advanced, to ShareRails by the Company. The Note accrues interest at a rate of 4% from July 1, 2017 and matures on April 30, 2022.

The Note is convertible into membership interests of ShareRails upon ShareRails receiving a private equity financing of at least $1,000,000 or on the maturity date at the option of ShareRails. The conversion price is 85% of the price per membership unit issued in the private equity financing or as agreed upon by us and ShareRails.

Reference is made to the full text of the Note, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure in Item 1.01 above regarding the rescission of the previously reported issuance of securities in the Exchange is incorporated herein by reference. The Termination Agreement also rescinds the other issuances and exchanges of common and preferred stock as reported in our Current Report on Form 8-K filed on April 6, 2017.

The shares of common and preferred stock offered pursuant to Exchange were offered in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. The investors have represented that each is an accredited investor, as defined in Regulation D, and intended to acquire the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not offered through any general solicitation or advertisement.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2017, Joseph Nejman resigned from the Board of Directors and from his position as our President. Mr. Nejman’s resignation was not in connection with any disagreement with the Company.

See Item 1.01, above, regarding the termination of the employment agreement with Mr. Nejman, which description is incorporated herein by reference.

See Item 1.01, above, regarding the termination of the employment agreement with Mr. Bossung, which description is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

10.1	Termination Agreement and Acknowledgement by and among the Company, ShareRails, LLC, Joseph Nejman, Dmitry Chourpo, Joseph Nejman, in his capacity as the “Selling Members’ Representative,” William Bossung, Fred Covely, Dimicho Pty. Ltd. and Covely Information Systems, dated May 19, 2017
10.2	Promissory Note issued by ShareRails, LLC to the Company, dated May 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grey Cloak Tech Inc.

Dated: May 25, 2017	/s/ William Bossung
By: William Bossung
Its: Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Termination Agreement and Acknowledgement by and among the Company, ShareRails, LLC, Joseph Nejman, Dmitry Chourpo, Joseph Nejman, in his capacity as the “Selling Members’ Representative,” William Bossung, Fred Covely, Dimicho Pty. Ltd. and Covely Information Systems, dated May 19, 2017
10.2	Promissory Note issued by ShareRails, LLC to the Company, dated May 19, 2017